Exhibit 5.1

GRAUBARD MILLER
The Chrysler Building
405 Lexington Avenue
New York, New York 10174

October 8, 2024

LuxUrban Hotels Inc.

Re:	Registration Statement

Ladies and Gentlemen:

We have acted as counsel for LuxUrban Hotels Inc., a Delaware corporation (“Company”), in connection with the preparation of the Registration Statement on Form S-1 (“Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed sale from time to time by the selling stockholders identified therein of up to an aggregate of 23,628,324 shares (the “Resale Securities” 0 of the Company’s common stock, par value $0.00001 per share (“Common Stock”).

In rendering the opinions set forth below, we have examined (a) the Registration Statement and the exhibits thereto; (b) the Company’s Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”); (c) the Company’s Bylaws (“Bylaws”); (d) certain records of the Company’s corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. We also have assumed that (i) the Registration Statement shall be effective and comply with all applicable laws at the time the Resale Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus describing the Resale Securities offered pursuant to the Registration Statement shall have been filed with the SEC, (iii) all Shelf Resale Securities will be issued and sold in compliance with the applicable provisions of the Act and the securities or blue sky laws of the various states, as applicable, and in the manner stated in the Registration Statement and the applicable prospectus supplement, (iv) resolutions authorizing the Company to register the Resale Securities shall have been duly adopted and shall remain in full force and effect, (v) the number of shares of Common Stock that are outstanding or reserved for issuance, shall not exceed the number of such shares authorized under the Company’s Certificate of Incorporation, (vi) the Purchase Agreement shall provide that Delaware law governs such agreement, (vii) the issuance and sale of the Resale Securities will not violate or constitute a default or breach under any agreement or instrument binding the Company, any applicable law, rule or regulation, any judicial or regulatory order or decree of any governmental authority, or any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, and (viii) the Resale Securities shall have been duly recorded, and the certificates representing the Resale Securities, if any, shall have been duly authorized, executed, attested, authenticated and/or countersigned, as applicable, and delivered. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinions hereinafter expressed.

Based on the foregoing, and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that, the Resale Securities have been duly authorized and are duly and validly issued, fully paid and non-assessable shares of common stock of the Company.

This opinion speaks only as of the date hereof and we assume no obligation to update or supplement this opinion if any applicable laws change after the date of this opinion or if we become aware after the date of this opinion of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Our opinion that any document constitutes a binding obligation is qualified by reference to (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; and (ii) limitations imposed by general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; (ii) any waiver (whether or not stated as such) under the Securities Agreements of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (iii) any waiver (whether or not stated as such) contained in the Securities Agreements of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iv) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (v) any purported fraudulent transfer “savings” clause; (vi) any provision in any Securities Agreement waiving the right to object to venue in any court; (vii) any agreement to submit to the jurisdiction of any Federal court; (viii) any waiver of the right to jury trial or (ix) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

No opinion is expressed herein other than as to the corporate law of the State of Delaware, the laws of the State of New York, and the federal securities law of the United States of America.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, to the use of our name as counsel to the Company, and to all references made to us in the Registration Statement and the prospectuses forming a part thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours

/s/ Graubard Miller
GRAUBARD MILLER